Exhibit 99.2

Risks Related to the Merger

If Ondas and Airobotics are unable to complete the Merger, in a timely manner or at all, each company’s business and stock price may be adversely affected.

The obligations of Ondas and Airobotics to consummate the Merger are subject to the satisfaction or waiver of the conditions described in the section titled “The Merger Agreement — Conditions to the Merger.”

The required satisfaction of the closing conditions could delay the completion of the Merger for a significant period of time or prevent it from occurring. Any delay in completing the Merger could cause Ondas not to realize some or all of the benefits that the parties expect Ondas to achieve following the Merger.

If the Merger is not completed or is delayed, each company’s share price could fall to the extent that each company’s current price reflects an assumption that the Merger will be completed on the expected timeline. Furthermore, if the Merger is delayed or is not completed and the Merger Agreement is terminated, Ondas and Airobotics may suffer other consequences that could adversely affect each of their businesses, results of operations and share price, including the following:

•        each has incurred and will continue to incur costs relating to the Merger (including significant legal and financial advisory fees), and many of these costs are payable whether or not the Merger is completed;

•        matters relating to the Merger (including integration planning) may require substantial commitments of time and resources by Ondas’ and Airobotics’ management team, which could otherwise have been devoted to conducting their respective businesses or other opportunities that may have been beneficial to either company;

•        Ondas and Airobotics may be subject to legal proceedings related to the Merger or the failure to complete the Merger;

•        a delay in completing the Merger, or failure to complete the Merger, negative perceptions about the Merger, or other factors beyond Ondas’ and Airobotics’ control, may result in negative publicity and a negative perception in the investment community; and

•        any disruptions to Ondas’ or Airobotics’ business resulting from the announcement and pendency of the Merger.

Uncertainty about the Merger may adversely affect each company’s relationships with its customers, suppliers, and employees, which could negatively affect Ondas’ and Airobotics’ business, whether or not the Merger is completed.

The announcement of the Merger may cause uncertainties in Ondas’ and Airobotics’ relationships with their respective customers and suppliers which could impair each company’s ability to maintain or expand its business. Furthermore, uncertainties about the Merger may cause current and prospective employees of Ondas and Airobotics to experience uncertainty about their future with their respective companies. These uncertainties may impair the ability of Ondas and Airobotics to retain, recruit or motivate key employees which could affect their respective businesses.

The regulatory approvals required in connection with the Merger may not be obtained or may contain materially burdensome conditions.

Completion of the Merger is conditioned upon the receipt of certain regulatory approvals, and neither Ondas nor Airobotics can provide assurance that these approvals will be obtained. If any conditions or changes to the proposed structure of the Merger are required to obtain these regulatory approvals, they may have the effect of jeopardizing or delaying completion of the Merger or reducing the anticipated benefits of the Merger. If Ondas agrees to any material conditions in order to obtain any approvals required to complete the Merger, the business and results of operations of the combined company may be adversely affected.

The ratio for the exchange of Airobotics ordinary shares for Ondas common stock is fixed.

Each ordinary share of Airobotics will be exchanged for 0.16806 of a share of Ondas’ common stock. This ratio of the number of ordinary shares of Airobotics to be exchanged for each share of Ondas’ common stock will not change and there will be no adjustment to this exchange ratio for changes in the market price of either Ondas common stock or Airobotics ordinary shares. In addition, neither Ondas nor Airobotics may terminate the Merger Agreement solely because of changes in the market price of either company’s shares. Therefore, if the market value of Ondas common stock or Airobotics ordinary shares changes relative to the market value of the other, there will not be a change, either upward or downward, in the aggregate number of shares of Ondas common stock to be issued to Airobotics shareholders in the Merger. The share prices of Ondas common stock or Airobotics ordinary shares are by their nature subject to the general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility, and you should obtain recent market quotations for Ondas common stock or Airobotics ordinary shares. In addition, there will be a period of time between the date when shareholders of Airobotics vote on the Merger and the date when the Merger is completed and Airobotics shareholders receive shares of Ondas common stock. Neither Ondas nor Airobotics can predict or give any assurances as to the relative market prices of their shares before, at or after Airobotics’ shareholder vote on the Merger.

Ondas, Airobotics and the combined company may be subject to litigation in connection with the Merger.

Lawsuits may be filed against Ondas and Airobotics, their respective subsidiaries, and/or their respective directors or executive officers in connection with the Merger and/or the related transactions. In addition, lawsuits may be filed against the combined company following the Merger. If any such lawsuit is filed, it could result in a reduction in the stock price of Ondas, Airobotics or the combined company following the Merger, substantial costs and diversion of management’s attention and resources, which could adversely affect the business, financial condition or results of operations of Ondas, Airobotics and the combined company whether or not a settlement or other resolution is achieved.

The rights of holders of Airobotics ordinary shares will change as a result of the Merger.

Upon completion of the Merger, shareholders of Airobotics will become Ondas stockholders and their rights as stockholders of Ondas will be governed by Ondas’ Amended and Restated Articles of Incorporation (the “Ondas Articles”), Ondas’ Amended and Restated Bylaws (the “Ondas Bylaws”) and Nevada law. The terms of the Ondas Articles and Ondas Bylaws and Nevada law are, in some respects, different than the terms of Airobotics’ articles of association and Israeli corporate law, which currently govern the rights of Airobotics shareholders. For more information, see the section titled “Comparison of Shareholder Rights”.

If it is determined the Merger does not qualify as a tax-free “reorganization” for U.S. federal income tax purposes, U.S. holders of Airobotics ordinary shares will generally recognize capital gain or loss as a result of the Merger.

As further described below in “The Merger — Certain U.S. Federal Income Tax Consequences” of this report, the Merger is intended to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code. However, there is no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position regarding the tax treatment of the Merger or that any such contrary position would not be sustained, nor is the receipt of any tax opinion a condition to the closing of the Merger. If it is determined the Merger does not qualify as a tax-free “reorganization”, the Merger would be a taxable transaction to Airobotics shareholders for U.S. federal income tax purposes. In that case, a U.S. holder (as defined below in the section entitled “The Merger — Certain U.S. Federal Income Tax Consequences”) would generally recognize capital gain or loss measured by reference to the fair market value of Ondas common stock received in exchange for such U.S. holder’s Airobotics ordinary shares. For more information about the tax consequences related to the Merger, see the section entitled “The Merger — Certain U.S. Federal Income Tax Consequences — Tax Consequences of the Merger” of this report.

Even if the Merger qualifies as a “reorganization” under Section 368(a) of the Code, a U.S. holder may still recognize gain as a result of the Merger if Airobotics is or was classified as a “passive foreign investment company” for any taxable year during which a U.S. holder held Airobotics ordinary shares.

Even if the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, if Airobotics was a “passive foreign investment company” (a “PFIC”) for any taxable year during which a U.S. holder (as defined below in the section entitled “Certain U.S. Federal Income Tax Consequences”) owned Airobotics ordinary shares, certain adverse U.S. federal income tax consequences, including recognition of gain, could apply to such U.S. holder as a result of the Merger, unless certain exceptions apply. U.S. holders of Airobotics ordinary shares should consult their tax advisors regarding the possible classification of Airobotics as a PFIC and the resulting U.S. federal income tax considerations. See the section entitled “The Merger — Certain U.S. Federal Income Tax Consequences — U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules”.

Risks Related to the Combined Company

Ondas may not realize the benefits anticipated from the Merger, which could adversely affect Ondas’ stock price.

The anticipated benefits from the Merger are, necessarily, based on projections and assumptions about the combined business of Ondas and Airobotics, which may not materialize as expected or which may prove to be inaccurate. Ondas’ ability to achieve the anticipated benefits will depend on its ability to successfully and efficiently integrate the business and operations of Airobotics with those of Ondas and achieve the expected synergies. Ondas may encounter significant challenges with successfully integrating and recognizing the anticipated benefits of the Merger, including the following:

•        potential disruption of, or reduced growth in, Ondas’ historical core businesses, due to diversion of management attention and uncertainty with Ondas’ current customer and supplier relationships;

•        challenges arising from the expansion into those Airobotics jurisdictions where Ondas does not currently operate or have significant operations;

•        coordinating and integrating research and development teams across technologies and products to enhance product development;

•        consolidating and integrating corporate, information technology, finance and administrative infrastructures, and integrating and harmonizing business systems;

•        coordinating sales and marketing efforts to effectively position Ondas’ capabilities and the direction of product development;

•        difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining Airobotics’ business with Ondas’ business;

•        limitations prior to the completion of the Merger on the ability of management of Ondas and of Airobotics to conduct planning regarding the integration of the two companies;

•        the increased scale and complexity of Ondas’ operations resulting from the Merger;

•        retaining key employees, suppliers and other partners of Ondas and Airobotics;

•        obligations that Ondas will have to counterparties of Airobotics that arise as a result of the change in control of Airobotics;

•        difficulties in anticipating and responding to actions that may be taken by competitors in response to the Merger; and

•        Ondas’ assumption of and exposure to unknown or contingent liabilities of Airobotics. In addition, Ondas’ anticipated benefits of the Merger contemplate significant cost-saving synergies over time. Consequently, even if Ondas is able to successfully integrate the operations of Airobotics with its own, Ondas may not realize the full benefits of the Merger if it is unable to identify and implement the anticipated cost savings or if the actions taken to implement such cost-savings have unintended consequences on Ondas’ other business operations.

If Ondas does not successfully manage these issues and the other challenges inherent in integrating an acquired business then it may not achieve the anticipated benefits of the Merger, Ondas could incur unanticipated expenses and charges and its operating results and the value of its common stock could be materially and adversely affected.

The Merger may result in significant charges or other liabilities that could adversely affect the financial results of the combined company.

Ondas has incurred, and expects to continue to incur a number of non-recurring costs associated with the Merger. The substantial majority of the non-recurring expenses will consist of transaction and regulatory costs related to the Merger. Ondas will also incur transaction fees and costs related to formulating and implementing integration plans, including system consolidation costs and employment-related costs. Ondas continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred from the Merger and integration. Although Ondas anticipates that the elimination of duplicative costs and the realization of other efficiencies and synergies related to the integration should allow Ondas to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. As a result, the financial results of Ondas following the Merger may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with the Merger and the integration of the business and operations of Airobotics.

Furthermore, as a result of the Merger, Ondas will record a significant amount of goodwill and other intangible assets on its consolidated financial statements, which could be subject to impairment based upon future adverse changes in Ondas’ business or prospects including its inability to recognize the benefits anticipated by the Merger.

In addition, upon the completion of the Merger, Ondas will be liable for some or all of Airobotics’ liabilities that Ondas may have failed to or been unable to identify in the course of performing due diligence. If Ondas is not able to completely assess the scope of these liabilities or if these liabilities are neither probable nor estimable at this time, Ondas’ future financial results could be adversely affected by unanticipated reserves or charges, unexpected litigation or regulatory exposure, unfavorable accounting charges, unexpected increases in taxes due, a loss of anticipated tax benefits or other adverse effects on its business, operating results or financial condition. The price of Ondas’ common stock following the Merger could decline to the extent the combined company’s financial results are materially affected by any of these events.

Ondas’ actual financial position and results of operations following the Merger may differ materially from the unaudited pro forma financial information included in this report.

The unaudited pro forma financial information contained in this report is presented for illustrative purposes only and may not be an indication of Ondas’ financial condition or results of operations following the Merger. The unaudited pro forma financial information has been derived from the historical audited and unaudited consolidated financial information of Ondas and Airobotics, respectively, and certain adjustments and assumptions have been made regarding Ondas after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these types of adjustments and assumptions are difficult to make with accuracy. For example, the unaudited pro forma financial information does not reflect all costs that are expected to be incurred by Ondas in connection with the Merger. As a result, Ondas’ actual financial condition and results of operations following the completion of the Merger may not be consistent with, or evident from, the unaudited pro forma financial information.

In addition, the assumptions used in preparing the unaudited pro forma financial information may prove to be inaccurate, and other factors may affect Ondas’ financial condition or results of operations following the consummation of the Merger. Any potential decline in Ondas’ financial condition or results of operations may cause significant variations in the market price of its common stock following the Merger. For additional information, see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” contained in this report.

Ondas stockholders will experience dilution as a consequence of the issuance of the common stock in connection with the Merger.

Ondas stockholders will experience dilution upon the issuance of additional shares of common stock pursuant to the Merger Agreement. Such dilution will, among other things, limit the ability of the current Ondas stockholders to influence management of Ondas, including through the election of directors following the Merger.

Ondas may experience difficulties integrating Airobotics’ business.

Achieving the anticipated benefits of the Merger will depend in significant part upon whether Ondas and Airobotics integrate their businesses in an efficient and effective manner. Ondas has been able to conduct only limited planning regarding the integration of the companies following the Merger and has not yet determined the exact nature of how the businesses and operations of the companies will be combined after the Merger. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. The companies may not be able to accomplish the integration process smoothly, successfully or on a timely basis. The necessity of coordinating geographically separated organizations, systems of controls, and facilities and addressing possible differences in business backgrounds, corporate cultures and management philosophies may increase the difficulties of integration. The companies operate numerous systems and controls, including those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll and regulatory compliance. The integration of operations following the Merger will require the dedication of significant management and external resources, which may temporarily distract management’s attention from the day-to-day business of the combined company and be costly. Employee uncertainty and lack of focus during the integration process may also disrupt the business of the combined company. Any inability of management to successfully and timely integrate the operations of the two companies could have a material adverse effect on the business and results of operations of the combined company.

The combined company’s inability to integrate other recently acquired businesses or to successfully complete future acquisitions could limit its future growth or otherwise be disruptive to its ongoing business.

Ondas has pursued several acquisitions in recent years. Ondas completed its acquisition of American Robotics in August 2021. Ondas is still in the process of integrating the recently acquired businesses and assets, including American Robotics and Ardenna, and, following the Merger, will also need to successfully integrate the overall businesses of Ondas and Airobotics in the combined company. Additionally, Ondas may pursue future acquisitions that it believes will be accretive or complementary to its business. The anticipated benefits and synergies from recently completed acquisitions or future acquisitions may not materialize to the extent projected or at all.

Airobotics’ failure to maintain an effective system of internal control over financial reporting could adversely affect its ability to present accurately its financial statements and could materially and adversely affect Airobotics and the combined company after the consummation of the Merger, including the combined company’s business, reputation, results of operations, financial condition or liquidity.

Airobotics’ outside auditor identified material weaknesses in Airobotics’ internal control over financial reporting in connection with the preparation of the financial statements and audit as of and for the year ended December 31, 2021, which relates to a deficiency in the design and operation of its financial accounting and reporting controls. Specifically, the material weakness resulted from a lack of segregation of duties within the financial accounting and reporting processes. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

While the combined company intends to implement measures to remediate the material weakness, there is no guarantee that it can be remediated in a timely fashion or at all. The combined company’s failure to correct this material weakness could result in inaccurate financial statements and could also impair its ability to comply with the applicable financial reporting requirements on a timely basis. These compliance issues could cause investors to lose confidence in Airobotics’ reported financial information and may result in volatility in and a decline in the market price of the combined company’s securities.

Upon completion of the Merger, Airobotics will become a wholly owned subsidiary of Ondas. Prior to the filing of the registration statement, Airobotics was not subject to the Sarbanes-Oxley Act, and Section 404 thereof will require that the combined company include a report from management on the effectiveness of its internal control over financial reporting in its annual report on Form 10-K. It may take the combined company time to develop the requisite internal control framework. The combined company’s management may conclude that its internal control over financial reporting is not effective, or the level at which the combined company’s controls are documented, designed, or reviewed is not adequate, and may result in the combined company’s independent registered public accounting firm issuing a report that is qualified. In addition, the reporting obligations may place a significant strain on the combined company’s management, operational and financial resources and systems for the foreseeable future. The combined company may be unable to complete its evaluation testing and any required remediation in a timely manner.

If Ondas is unable to implement and maintain effective internal control over financial reporting following completion of the Merger, Ondas may fail to prevent or detect material misstatements in its financial statements, in which case investors may lose confidence in the accuracy and completeness of its financial reports and the market price of its securities may decline.

Ondas and Airobotics currently maintain separate internal control over financial reporting with different financial reporting processes and different process control software. Ondas plans to integrate its internal control over financial reporting with that of Airobotics. Ondas may encounter difficulties and unanticipated issues in combining Ondas and Airobotics respective accounting systems due to the complexity of the financial reporting processes. Ondas may also identify errors or misstatements that could require audit adjustments. If Ondas is unable to implement and maintain effective internal control over financial reporting following completion of the Merger, Ondas may fail to prevent or detect material misstatements in its financial statements, in which case investors may lose confidence in the accuracy and completeness of its financial reports and the market price of its securities may decline.

Airobotics may have liabilities that are not known, probable or estimable at this time.

After the Merger, Airobotics will remain subject to certain past, current, and future liabilities. There could be unasserted claims or assessments against or affecting Airobotics, including the failure to comply with applicable laws and regulations. In addition, there may be liabilities of Airobotics that are neither probable nor estimable at this time that may become probable or estimable in the future, including indemnification requests received from customers of Airobotics relating to claims of infringement or misappropriation of third party intellectual property or other proprietary rights, tax liabilities and liabilities in connection with other past, current and future legal claims and litigation. Any such liabilities, individually or in the aggregate, could have a material adverse effect on the combined company’s financial results. Ondas may learn additional information about Airobotics that adversely affects the combined company, such as unknown, unasserted, or contingent liabilities and issues relating to compliance with applicable laws or infringement or misappropriation of third party intellectual property or other proprietary rights.

Airobotics is subject to numerous legal and regulatory regimes and the combined business could be harmed by changes to, or the interpretation or the application of, the laws and regulations of each of the jurisdictions in which it operates.

In addition to the United States, Airobotics operates in Israel, Singapore and the United Arab Emirates. The international scope of Airobotics’ business will require the combined company to comply with a wide range of national and local laws and regulations, which may in certain cases diverge from or even conflict with each other.

With the geographic expansion of Ondas’ business and that of its subsidiaries, including also Airobotics after the consummation of the Merger, into new markets, Ondas will become subject to additional and changing legal, regulatory, tax, licensing, and compliance requirements and industry standards with respect to the combined company’s business.

In countries where Ondas and Airobotics operate, legislators and regulatory authorities may introduce new interpretations of existing laws and regulations or introduce new legislation or regulations concerning the business of Ondas and/or Airobotics. Changes in government regulation of or successful challenges to the business model used by Ondas or Airobotics in certain markets may require the combined company to change its existing business models and operations. Any additional regulatory scrutiny or changes in legal requirements may impose significant compliance costs and make it uneconomical for the combined company to continue to operate in all of the current markets or to expand in accordance with the combined company’s strategy, particularly if regulations or their interpretations vary greatly or conflict between different operating countries. This may negatively impact the combined company’s revenue and profitability by preventing the combined company’s business from reaching sufficient scale in particular markets or having to change its business model or incur additional costs, which would adversely impact the combined company after the completion of the Merger. Our inability, or perceived inability, to comply with existing or new compliance obligations, could lead to regulatory scrutiny, which could result in administrative or enforcement action, such as fines, penalties, and/or enforceable undertakings and adversely affect the combined company after the completion of the Merger.

The combined company’s goodwill or other intangible assets may become impaired, which could result in material non-cash charges to its results of operations.

The combined company will have goodwill and other intangible assets resulting from the Merger. At least annually, or whenever events or changes in circumstances indicate a potential impairment in the carrying value as defined by GAAP, the combined company will evaluate this goodwill and other intangible assets for impairment based on the fair value of each reporting unit. Estimated fair values could change if there are changes in the combined company’s capital structure, cost of debt, interest rates, capital expenditure levels, operating cash flows, or market capitalization. Impairments of goodwill or other intangible assets could require material non-cash charges to the combined company’s results of operations.

The combined company may be unable to manage its growth effectively.

The combined company’s growth strategy will place significant demands on its financial, operational and management resources. In order to continue its growth, the combined company may need to add administrative and other personnel, and will need to make additional investments in operations and systems. There can be no assurance that the combined company will be able to find and train qualified personnel, or do so on a timely basis, or expand its operations and systems to the extent, and in the time, required.

The loss of key personnel could have a material adverse effect on the combined company’s financial condition, results of operations, and growth prospects.

The success of the combined company will depend on the continued contributions of key employees and officers. The loss of the services of key employees and officers, whether such loss is through resignation or other causes, or the inability to attract additional qualified personnel, could have a material adverse effect on the combined company’s financial condition, results of operations, and growth prospects.

Following the completion of the Merger, our exposure to fluctuations in foreign currency exchange rates will be increased.

Airobotics conducts a significant portion of its operations outside of the United States, which also operate in their respective local currencies, the most significant of which are currently the Israeli New Shekel, the Singapore Dollar and the Emirati Dirham. Therefore, following the completion of the Merger, the combined company’s international operations will account for a more significant portion of overall operations than they do presently for Ondas and its exposure to fluctuations in foreign currency exchange rates will increase. Because our financial statements will continue to be presented in U.S. dollars subsequent to the completion of the transaction, the local currencies will be translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, thereby increasing the foreign exchange translation risk.

Risks Related to Airobotics

Airobotics has incurred significant operating losses since its inception and cannot assure you that it will ever achieve or sustain profitability.

Since its inception, Airobotics has incurred significant losses. As of December 31, 2021 and December 31, 2020, Airobotics had an accumulated deficit of approximately $141 million and $122 million, respectively. To date, it has financed its operations primarily through convertible loans from shareholders, bank loans, grants from the Israel Innovation Authority, and the issuance of its ordinary shares on the stock exchange. Prior to entering into the Merger Agreement, Airobotics’ ability to continue its operations was dependent on its ability to raise funds from various sources and it applied for financing from existing shareholders and a foreign sectoral investment fund.

Even if Airobotics were to achieve profitability in the future, it may not be able to sustain or increase such profitability. Additionally, Airobotics’ costs may increase in future periods and it may expend substantial financial and other resources on, among things, sales and marketing, the hiring of additional employees, contractors and other service providers, and general administration, which may include a significant increase in legal and accounting expenses related to continued compliance and various regulations applicable to its business or arising from the growth and maturity of its business.

Airobotics is dependent on a small number of customers, and the loss of such customers or a decrease in business conducted with such customers could materially harm its business, financial condition or results of operations.

Airobotics’ customers have historically consisted of urban supervisory and police authorities, municipalities and private entities from different industries, such as gas, mining, oil, ports, the defense industry and large technology companies. A small number of customers consisting of urban supervisory and police authorities and companies in the defense and technology industries have accounted for a substantial amount of Airobotics’ revenue for the last two completed fiscal years. During the year ended December 31, 2021, one customer accounted for approximately 86% of Airobotics’ revenue. During the year ended December 31, 2020, two customers accounted for approximately 78% of Airobotics’ revenue. The loss of these customers or a decrease in the business conducted with such customers could have a material adverse impact on Airobotics’ business, financial condition or results of operations.

If the commercial UAS markets do not experience significant growth, if Airobotics cannot expand its customer base or if its products and services do not achieve broad acceptance, then Airobotics may not be able to achieve its anticipated level of growth.

Airobotics cannot accurately predict the future growth rates or sizes of the markets for its products and services. Demand for its products and services may not increase, or may decrease, either generally or in specific markets, for particular types of products and services or during particular time periods. Airobotics believes the market for commercial UAS is nascent and the expansion of the market for its products and services in particular, depends on a number of factors, including the following:

•        customer satisfaction with these types of systems as solutions;

•        the cost, performance and reliability of products offered by Airobotics and its competitors;

•        customer perceptions regarding the effectiveness and value of these types of systems;

•        obtaining timely regulatory approvals for new customer deployments; and

•        marketing efforts and publicity regarding these types of systems and services.

Even if commercial UAS gain wide market acceptance, Airobotics’ products and services may not adequately address market requirements and may not continue to gain market acceptance. If these types of systems generally, or Airobotics’ products and services specifically, do not gain wide market acceptance, then it may not be able to achieve its anticipated level of growth and its revenue and results of operations would decline.

Negative customer perception regarding the commercial UAS industry or Airobotics’ automated data solutions could have a material adverse effect on the demand for Airobotics’ products and the business, results of operations, financial condition and cash flows of Airobotics.

Airobotics believes the commercial UAS industry is highly dependent upon customer perception regarding the safety, efficacy, and quality of the commercial UAS system deployed. Customer perception of these products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention, and other publicity. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention, or other research findings or publicity will be favorable to the UAS market. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for Airobotics’ products and the business, results of operations, financial condition and cash flows of Airobotics. The dependence upon customer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on Airobotics, the demand for its products, and its business, results of operations, financial condition and cash flows.

Project performance delays or difficulties, including those caused by third parties, or certain contractual obligations may result in additional costs to Airobotics, reductions in revenues or the payment of liquidated damages.

Many projects involve challenging engineering, construction or installation phases that may occur over extended time periods. Airobotics may encounter difficulties as a result of delays or changes in designs, engineering information or materials provided by a customer or a third party, delays or difficulties in equipment and material delivery, schedule changes, delays from a customer’s failure to timely obtain permits or meet other regulatory requirements including the securing of necessary Federal Communications Commission (“FCC”) certifications or FAA approvals, weather-related delays and other factors, many of which are beyond its control, that impact its ability to complete the project in accordance with the original delivery schedule. In addition, Airobotics contracts with third-party subcontractors to assist it with the completion of contracts. Any delay or failure by suppliers or by subcontractors in the completion of their portion of the project may be beyond Airobotics’ control and may result in delays in the overall progress of the project or may cause it to incur additional costs, or both. Delays and additional costs may be substantial, and, in some cases, Airobotics may be required to compensate the customer for such delays. Delays may also disrupt the final completion of its contracts as well as the corresponding recognition of revenues and expenses therefrom. In certain circumstances, Airobotics guarantees project completion by a scheduled acceptance date or achievement of certain acceptance and performance testing levels; failure to meet any of its guarantees, schedules or performance requirements could also result in additional costs or penalties to Airobotics, including obligations to pay liquidated damages, and such amounts could exceed expected project profit. In extreme cases, the above-mentioned factors could cause project cancellations, and Airobotics may be unable to replace such projects with similar projects or at all. Such delays or cancellations may impact Airobotics’ reputation, brand or relationships with customers, adversely affecting its ability to secure new contracts.

Airobotics’ contractors may fail to satisfy their obligations to it or other parties, or it may be unable to maintain these relationships, either of which may have a material adverse effect on its business, financial condition and results of operations.

Airobotics depends on third party contractors to complete manufacturing, certain research and development and deployment functions. There is a risk that it may have disputes with contractors arising from, among other things, the quality and timeliness of work performed by the contractor, customer concerns about the contractor or Airobotics failure to extend existing task orders or issue new task orders. In addition, if any of its contractors fail to deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services, then Airobotics ability to fulfil its obligations may be jeopardized. In addition, the absence of qualified contractors with whom Airobotics has a satisfactory relationship could adversely affect the quality of its service and its ability to perform under some of its contracts. Any of these factors may have a material adverse effect on Airobotics’ business, financial condition or results of operations.

Material delays or defaults in customer payments could leave Airobotics unable to cover expenditures related to such customer’s projects, including the payment of its subcontractors.

Because of the nature of most of Airobotics’ contracts, it commits resources to projects prior to receiving payments from its customers in amounts sufficient to cover expenditures as they are incurred. In certain cases, these expenditures include paying its contractors and purchasing parts. If a customer defaults in making its payments on a project or projects to which Airobotics has devoted significant resources, it could have a material adverse effect on Airobotics’ business, financial condition or results of operations.

Certain of Airobotics’ officers, employees, contractors and other service providers may work on projects that are inherently dangerous, and a failure to maintain a safe worksite could result in significant losses.

Certain of Airobotics’ project sites can place its employees, contractors and other service providers and others, including third parties, in difficult or dangerous environments, and may involve difficult and hard to reach terrain, high elevation, or locations near large or complex equipment, moving vehicles, high voltage or other safety hazards or dangerous processes. Safety is a primary focus of Airobotics’ business and maintaining a good reputation for safety is critical to its business. Many of its customers require that Airobotics meet certain safety criteria to be eligible to bid on contracts. Airobotics maintains programs with the primary purpose of implementing effective health, safety and environmental procedures throughout the company. Maintaining such programs involves variable costs which may increase as governmental, regulatory and industry safety standards evolve, and any increase in such costs may materially affect Airobotics’ business, financial condition or results of operations. Further, if Airobotics fails to implement appropriate safety procedures or if its procedures fail, its officers, employees, contractors and other service providers, including third parties, may suffer injuries. Failure to comply with such procedures, client contracts or applicable regulations, or the occurrence of such injuries, could subject Airobotics to material losses and liability and may adversely impact its ability to obtain projects in the future or to hire and retain talented employees, contractors and other service providers, therefore materially adversely affecting its business, financial condition or results of operations.

Airobotics’ marketing efforts depend significantly on its ability to receive positive references from its existing customers.

Airobotics’ marketing efforts depend significantly on its ability to call on its current and past customers to provide positive references to new, potential customers. A material portion of its current pipeline activity is concentrated in the urban supervisory and police authorities, municipalities and private entities from different industries, such as gas, mining, oil, ports, the defense industry and large technology companies. Given Airobotics limited number of customers, the loss or dissatisfaction of any customer could substantially harm its brand and reputation, inhibit the market acceptance of its products and services, and impair its ability to attract new customers and maintain existing customers. Further, as Airobotics expands into new vertical and geographic end markets, references from existing customers could be similarly important. Any of these consequences could have a material adverse effect on Airobotics’ business, financial condition and results of operations.

Airobotics is exposed to currency exchange rate fluctuations because a significant proportion of Airobotics’ expenses are denominated in foreign currencies.

Airobotics’ operating currency is the U.S. dollar and Airobotics is therefore exposed to risks arising from changes in the dollar exchange rate. Most of Airobotics’ revenues are in dollars, while it has significant expenses in Shekels (mainly due to manpower). In light of the above, Airobotics’ business results may be affected by fluctuations in the U.S. dollar exchange rate.

Airobotics operates in a competitive market.

Since the field of automatic collection, analysis and accessibility of information through automatic UAV’s (the “Field of Operations”), is a field with numerous players and which is constantly evolving, market development and competition in the various industries relevant to Airobotics’ operations may increase in the future and adversely affect Airobotics’ business, for example, as a result of impaired prices for its products and services.

Airobotics depends on its ability to attract and retain skilled and professional employees.

As of the date of this report, Airobotics’ operations focus on the further development and upgrade of the systems it develops and the services it provides, and distribution and marketing, therefore it is important to retain skilled and professional personnel. Notwithstanding the foregoing, in Airobotics’ opinion, if necessary, it does not anticipate a material difficulty in replacing employees with training and training new employees within a reasonable period of time as required.

Airobotics depends on its ability to develop new products and technologies.

Airobotics is exposed to risks involved in the development of new products and/or new technologies, the failure of which may harm its operations and development.

For example, the current generation of Airobotics’ products and technology platforms have only been developed in the last several years and will continue to evolve. Deploying and operating Airobotics’ technology is complex and, until recently, had been done primarily by a small number of customers. As the size, complexity and scope of Airobotics’ deployments grow it anticipates being able to test product performance at a greater scale and in a variety of new geographic settings and environmental conditions. As the number, size and complexity of Airobotics’ deployments grow and it deploys its technology platforms for new applications in new critical infrastructure industries, it may encounter unforeseen operational, technical and other challenges, some of which could cause significant delays, trigger contractual penalties, result in unanticipated expenses, and/or damage to its reputation, each of which could materially and adversely affect its business, financial condition and results of operations.

If Airobotics fails to respond to evolving technological changes, Airobotics’ products and services could become obsolete or less competitive.

Airobotics operates in highly competitive industries characterized by new and rapidly evolving technologies, standards, regulations, customer requirements, as well as frequent product introductions and revisions. Accordingly, its operating results depend upon its ability to develop and introduce new products and services and its ability to reduce production costs of its existing products. The process of developing new technologies and products is complex, and if Airobotics is unable to develop enhancements to, and new features for, its existing products and services or acceptable new products and services that keep pace with technological developments or industry standards, its products may become obsolete, less marketable and less competitive and its business, financial condition or results of operations could be significantly harmed.

Airobotics depends on its ability to develop new products and to enhance and sustain the quality of existing products.

Airobotics’ growth and future success will depend, in part, on its ability to continue to design and manufacture new competitive products and to enhance and sustain the quality and marketability of its existing products. As such, it has made, and expects to continue to make, substantial investments in technology development. In the future, it may not have the necessary capital, or access to capital on acceptable terms, to fund necessary levels of research and development. Even with adequate capital resources, Airobotics may nonetheless experience unforeseen problems in the development or performance of its technologies or products. In addition, Airobotics may not meet its product development schedules and, even if it does, it may not develop new products fast enough to provide sufficient differentiation from its competitors’ products, which may be more successful.

Airobotics faces uncertainty and adverse changes in the economy.

Adverse changes in the economy could negatively impact Airobotics’ business. Future economic distress may result in a decrease in demand for Airobotics’ products, which could have a material adverse impact on its operating results and financial condition. Uncertainty and adverse changes in the economy could also increase costs associated with developing and publishing products, increase the cost and decrease the availability of sources of financing, and increase Airobotics’ exposure to material losses from bad debts, any of which could have a material adverse impact on the financial condition and operating results of Airobotics.

War, terrorism, and other acts of violence may affect the markets in which Airobotics operates, its clients and its product and service delivery.

Airobotics business may be adversely affected by regional or global instability, disruption or destruction, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest. Such events may cause clients to delay their decisions on spending for the products and services provided by Airobotics and give rise to sudden significant changes in regional and global economic conditions and cycles. These events pose risks which could materially adversely affect Airobotics’ financial results.

Airobotics’ insurance policies may not cover all risks adequately or Airobotics may not be able to secure adequate insurance policies at reasonable prices when renewing coverage.

Airobotics has several insurance policies required to insure its operations, when Airobotics renews the period and terms of the insurance from time to time. Notwithstanding, it is possible that not all risks are covered and/or covered in full under the various policies and therefore, insurance proceeds, to the extent received, may not cover the full damage and losses incurred (third parties, including Airobotics’ customers and passers-by in the public space and Airobotics’ products and services).

In addition, Airobotics may be exposed to warranty claims for the products and services provided by it as well as additional claims (such as employee claims), which may affect its business, its reputation and the retention of its existing customers and engagement with new customers.

Airobotics operations may cause damage to its customers, which may not be fully covered by Airobotics’ existing insurance coverage, or could harm its reputation.

Airobotics’ operation may cause damage to its customers, such as bodily harm and property damage, including damage and loss of information contained in the various systems. Airobotics’ engagements with its customers may include indemnity and liability clauses by Airobotics, inter alia, for monetary damages and bodily injuries, as well as a commitment to purchase insurance.

Airobotics has several insurance policies required to insure its operations, which correspond to the insurance coverage required for its operations, including liability insurance for damages caused as a result of UAVs.

Notwithstanding the foregoing, Airobotics may be exposed to an event that is not covered by the existing insurance coverage or to an event that is covered by the insurance coverage, but damage caused will exceed the limit of liability in the existing policy.

It should also be noted that damage to the customer may adversely affect Airobotics’ reputation in general and its operations and results with the specific customer in particular.

Airobotics does not control certain aspects of the manufacturing process.

Some of the components used to manufacture the Airobotics System are purchased from external suppliers with whom Airobotics engages, when with respect to some of the components, adjustments and changes have been made in accordance with Airobotics’ needs (as opposed to off-the-shelf products). If Airobotics is required to replace any of the aforesaid suppliers with another supplier, this may generate additional one-time costs for it, which according to Airobotics’ assessments are not material and may also extend the production rate of the Airobotics System +for a certain period.

Airobotics’ ability to protect its intellectual property and proprietary technology is uncertain.

Airobotics relies primarily on patent, trademark and trade secret laws, as well as confidentiality and non-disclosure agreements, to protect its proprietary technologies and intellectual property. As of this filing, Airobotics held a total of one issued patent in the U.S., four issued international patents, five international pending patent applications, and one international patent application that has been filed but for which the examination process has not yet commenced. Airobotics’ patents expire in 2036, subject to any patent extensions that may be available for such patents. Airobotics’ intellectual property incorporates internally developed software and hardware design incorporating machine and computer vision and was developed with artificial intelligence and machine learning techniques. This intellectual property is critical to the development of end-to-end systems which reliably enable the automated operation of drones in real-world environments.

Airobotics has applied for patent protection relating to certain existing and proposed products and processes. If Airobotics fails to timely file a patent application in any jurisdiction, it may be precluded from doing so at a later date. Furthermore, Airobotics cannot assure you that any of its patent applications will be approved in a timely manner or at all. The rights granted to Airobotics under its patents, and the rights it is seeking to have granted in its pending patent applications, may not be meaningful or provide Airobotics with any commercial advantage. In addition, those rights could be opposed, contested or circumvented by its competitors, or be declared invalid or unenforceable in judicial or administrative proceedings. The failure of Airobotics’ patents to adequately protect its technology might make it easier or cheaper for its competitors to offer the same or similar products or technologies. Even if Airobotics is successful in receiving patent protection for certain products and processes, its competitors may be able to design around its patents or develop products that provide outcomes which are comparable or superior to Airobotics without infringing on its intellectual property rights. Due to differences between foreign and U.S. patent laws, Airobotics patented intellectual property rights may not receive the same degree of protection in foreign countries as they would in the U.S. Even if patents are granted outside the U.S., effective enforcement in those countries may not be available without significant cost and time expense or at all.

Airobotics relies on its trademarks and trade names to distinguish its products from the products of its competitors. Third parties may challenge Airobotics use of the trademarks. In the event that Airobotics’ trademarks are successfully challenged, it could be forced to rebrand its products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, Airobotics cannot assure you that its competitors will not infringe upon its trademarks, or that it will have adequate resources to enforce its trademarks.

Airobotics also relies on trade secrets, know-how and technology, which are not protectable by patents, to maintain its competitive position. Airobotics tries to protect this information by entering into confidentiality agreements and intellectual property assignment agreements with its officers, employees, contractors and other service providers regarding its intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, Airobotics may not be provided with meaningful protection for its trade secrets or other proprietary information. In addition, its trade secrets may otherwise become known or be independently discovered by competitors. To the extent that Airobotics’ commercial partners, collaborators, officers, employees, contractors and other service providers use intellectual property owned by others in their work for it, disputes may arise as to the rights in the related or resulting know-how and inventions. If any of Airobotics’ trade secrets, know-how or other technologies not protected by a patent were to be disclosed to or independently developed by a competitor, its business, financial condition and results of operations could be materially adversely affected.

If a competitor infringes upon one of Airobotics’ patents, trademarks or other intellectual property rights, enforcing those patents, trademarks and other rights may be costly, difficult and time consuming. Patent law relating to the scope of claims in the industry in which it operates is subject to rapid change and constant evolution and, consequently, patent positions in Airobotics’ industry can be uncertain. Even if successful, litigation to defend its patents and trademarks against challenges or to enforce its intellectual property rights could be expensive and time consuming and could divert management’s attention from managing its business. Moreover, Airobotics may not have sufficient resources or desire to defend its patents or trademarks against challenges or to enforce its intellectual property rights. Litigation also puts Airobotics’ patents at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing. Additionally, Airobotics may provoke third parties to assert claims against it. Airobotics may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may harm Airobotics’ business, financial condition and operating results.

Airobotics’ business may suffer if it is alleged or found that its products infringe the intellectual property rights of others.

The industry that Airobotics operates in is characterized by the existence of a large number of patents and by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement in order to extract settlements from companies. To date Airobotics has not received any claims with respect to its infringement of intellectual property or patents but, in the future, third parties may claim that it is infringing upon their patents or other intellectual property rights. In addition, Airobotics may be or may become contractually obligated to indemnify its customers or other third parties that use or resell its products in the event its products are alleged to infringe a third-party’s intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage Airobotics’ reputation and brand, and cause it to incur significant expenses. Even if Airobotics is indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations. Further, claims of intellectual property infringement might require Airobotics to redesign affected products, delay affected product offerings, enter into costly settlement or license agreements or pay costly damage awards or face a temporary or permanent injunction prohibiting Airobotics from marketing, selling or distributing the affected products. If Airobotics cannot or does not license the alleged infringed technology on reasonable terms or at all, or substitute similar technology from another source, its revenue and earnings could be adversely impacted. Additionally, Airobotics’ customers may not purchase its products if they are concerned that its products infringe third-party intellectual property rights. This could reduce the market opportunity for the sale of Airobotics products and services. The occurrence of any of these events may have a material adverse effect on its business, financial condition and results of operations.

If Airobotics is unable to protect the confidentiality of its proprietary information, the value of its technology and products could be adversely affected.

In addition to patented technology, Airobotics relies on its unpatented technology, trade secrets and know-how. Airobotics generally seeks to protect this information by confidentiality, non-disclosure and assignment of invention agreements with its officers, employees, contractors and other service providers and with parties with which Airobotics does business. These agreements may be breached, which breach may result in the misappropriation of such information, and Airobotics may not have adequate remedies for any such breach. Airobotics cannot be certain that the steps it has taken will prevent unauthorized use or reverse engineering of its technology.

Moreover, Airobotics’ trade secrets may be disclosed to or otherwise become known or be independently developed by competitors. To the extent that Airobotics’ officers, employees, contractors, other service providers, or other third parties with whom it does business uses intellectual property owned by others in their work for Airobotics, disputes may arise as to the rights in related or resulting know-how and inventions. If, for any of the above reasons, Airobotics’ intellectual property is disclosed or misappropriated, it would harm its ability to protect its rights and have a material adverse effect on its business, financial condition, and results of operations.

Airobotics uses open-source software in its products and services that may subject its products and services to general release or require it to re-engineer its products and services, which may cause harm to its business.

Airobotics uses open-source software in connection with its products and services. From time to time, companies that incorporate open-source software into their products have faced claims challenging the ownership of open-source software and/or compliance with open source license terms. Therefore, Airobotics could be subject to suits by parties claiming ownership of what it believes to be open-source software or noncompliance with open-source licensing terms. Some open-source software licenses require users who distribute open-source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open-source code on unfavorable terms or at no cost. While Airobotics monitors the use of open source software in its products and services and tries to ensure that none is used in a manner that would require it to disclose the source code to the related product or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur and it may be required to release its proprietary source code, pay damages for breach of contract, re-engineer its products, discontinue the sale of its products in the event re-engineering cannot be accomplished on a timely basis or take other remedial action that may divert resources away from its development efforts, any of which could adversely affect Airobotics’ business, operating results and financial condition.

Intellectual property rights do not necessarily address all potential threats to Airobotics’ competitive advantage.

The degree of future protection afforded by Airobotics’ intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect Airobotics’ business, or permit it to maintain its competitive advantage. The following examples are illustrative:

•        others may be able to make devices that are the same as or similar to Airobotics’ products but that are not covered by the claims of the patents that it owns;

•        Airobotics or any collaborators might not have been the first to make the inventions covered by the issued patents or pending patent applications that it owns;

•        Airobotics might not have been the first to file patent applications covering certain of its inventions;

•        others may independently develop similar or alternative technologies or duplicate any of Airobotics’ technologies without infringing its intellectual property rights;

•        it is possible that Airobotics’ pending patent applications will not lead to issued patents;

•        issued patents that Airobotics owns may not provide it with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;

•        Airobotics’ competitors might conduct research and development activities in the U.S. and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where it does not have patent rights, and then use the information learned from such activities to develop competitive products for sale in its major commercial markets; and

•        Airobotics may not develop additional proprietary technologies that are patentable.

Airobotics is subject to various government regulations, restrictions and requirements, and may be subject to additional regulations in the future, violation of which could subject Airobotics to sanctions or otherwise harm, restrict or add costs to Airobotics’ business.

Legislative changes in Israel and throughout the world, including changes in regulatory policy in Airobotics’ operations, may affect its ability to meet schedules for delivering products to its customers and providing services to its customers. In addition, such changes and/or Airobotics’ non-compliance of the lawful requirements due to such changes, may cause Airobotics additional expenses and/or cause the imposition of new restrictions on its operations and thus impair its ability to provide services to customers or to expand the geographic footprint of its operations.

Airobotics is subject to Israeli regulations, restrictions and requirements which could adversely affect its business and operating results.

Restrictions imposed on Airobotics by the Government of Israel, as a result of strategic ties and treaties with foreign countries, limit Airobotics’ activities and access to certain countries, in a manner that may restrict and even prevent in certain situations Airobotics’ operations in certain countries and affect its results.

Airobotics is subject to extensive regulation, which could restrict its business.

Airobotics’ operations are subject to extensive and stringent regulation in the countries in which it operates, which varies from country to country and depends, inter alia, on obtaining permits and licenses in connection with UAV flying. Some are limited in time and certain flight conditions (in terms of altitude, noise, population density and flight distance) and are required to be renewed periodically by Airobotics with respect to every UAV unit produced by Airobotics. Changes in regulations in the countries where Airobotics operates, and regulatory changes related to aviation may impair Airobotics’ operations, so that it will prevent it from providing the services, in part or in full, and/or require additional time and resources to obtain additional and updated permits and licenses.

Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies, or limitations put on the use of small UAS in response to public privacy and other concerns, may prevent Airobotics from expanding the sales of its drone solutions to industrial and government customers in the United States.

The regulation of small UAS for commercial use in the United States is undergoing substantial change and the ultimate treatment is uncertain.

On February 14, 2012, the FAA Modernization and Reform Act of 2012 was enacted, establishing various deadlines for the FAA to allow expanded use of small UAS for both public and commercial applications. On June 21, 2016, the FAA released its final rules regarding the routine use of certain small UAS (under 55 pounds) in the U.S. National Airspace System pursuant to the act (the “Part 107 Rules”). The Part 107 Rules, which became effective in August 2016, provided safety regulations for small UAS conducting non-recreational operations and contain various limitations and restrictions for such operations, including a requirement that operators keep UAS within visual-line-of-sight and prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. On December 28, 2020, the FAA announced final rules requiring remote identification of drones and allowing operators of small drones to fly over people and at night under certain conditions. On June 8, 2021, the FAA announced the formation of an Aviation Rulemaking Committee (“ARC”) to develop new rules to further define regulations for the operations of UAS Beyond Visual Line-of-Site (“BVLOS”). The timing of additional rulemaking is uncertain as is the outcome of the still developing regulatory environment related to the operation of small UAS.

Airobotics cannot assure you that any final rules enacted in furtherance of the FAA’s announced proposals will result in the expanded use of its drones and drone solutions by commercial and industrial entities. In addition, there exists public concern regarding the privacy and other implications of U.S. commercial use of small UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. Airobotics cannot assure you that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAS by the commercial use markets.

As a manufacturer of commercial UAS, Airobotics is subject to various government regulations, restrictions and requirements, and may be subject to additional regulations in the future, violation of which could subject it to sanctions or otherwise harm, restrict or add costs to its business.

As a manufacturer of consumer products, Airobotics is subject to significant government regulations, restrictions and requirements, including, in the United States, those issued under the Consumer Products Safety Act, as well as those issued under product safety and consumer protection statutes in our international markets. Failure to comply with any applicable product safety or consumer protection regulation could result in sanctions that could have a negative impact on Airobotics’ business, financial condition and results of operations.

Governments and regulatory agencies in the markets where Airobotics manufactures and sells products may enact additional regulations relating to product safety and consumer protection in the future and may also increase the penalties for failure to comply with product safety and consumer protection regulations. In addition, one or more of Airobotics’ customers might require changes in its products, such as the non-use of certain materials, in the future. Complying with any such additional regulations or requirements could impose increased costs on Airobotics’ business. Similarly, increased penalties for non-compliance could subject Airobotics to greater expenses in the event any of its products were found to not comply with such regulations. Such increased costs or penalties could harm Airobotics’ business.

Airobotics’ business is subject to federal, state and international laws regarding data protection, privacy, and information security, as well as confidentiality obligations under various agreements, and its actual or perceived failure to comply with such obligations could damage its reputation, expose it to litigation risk and adversely affect its business and operating results.

In connection with Airobotics’ business, it receives, collects, processes and retains certain sensitive and confidential customer information. As a result, Airobotics is subject to increasingly rigorous federal, state and international laws regarding privacy and data protection. Personal privacy, data protection and information security are significant issues in the United States and the other jurisdictions where Airobotics offers its products and services. The regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Airobotics’ handling of data is subject to a variety of laws and regulations, including regulation by various government agencies, including the United States Federal Trade Commission (“FTC”) and various state, local and foreign bodies and agencies. Airobotics also executes confidentiality agreements with various parties under which it is required to protect their confidential information.

The United States federal and various state and foreign governments have adopted or proposed limitations on the collection, distribution, use and storage of personal information of individuals, including end-customers and employees. In the United States, the FTC and many state attorneys general are applying federal and state consumer protection laws to the online collection, use and dissemination of data. Additionally, many foreign countries and governmental bodies, and other jurisdictions in which Airobotics operates or conducts its business, have laws and regulations concerning the collection and use of personal information obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Such laws and regulations may require companies to implement new privacy and security policies, permit individuals to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use personal information for certain purposes.

Airobotics also expects that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and it cannot yet determine the impact of such future laws, regulations and standards may have on its business. For example, the California Consumer Privacy Act, which became effective in 2020, provides new data privacy rights for consumers and new operational requirements for companies. Additionally, Airobotics expects that existing laws, regulations and standards may be interpreted differently in the future. There remains significant uncertainty surrounding the regulatory framework for the future of personal data transfers from the European Union to the United States with regulations such as the recently adopted General Data Protection Regulation (“GDPR”), which imposes more stringent E.U. data protection requirements, provides an enforcement authority, and imposes large penalties for noncompliance. Future laws, regulations, standards and other obligations, including the adoption of the GDPR, as well as changes in the interpretation of existing laws, regulations, standards and other obligations could impair Airobotics ability to collect, use or disclose information relating to individuals, which could decrease demand for its products, require it to restrict its business operations, increase its costs and impair its ability to maintain and grow its customer base and increase its revenue.

Although Airobotics is working to comply with those federal, state and foreign laws and regulations, industry standards, contractual obligations and other legal obligations that apply to Airobotics, such laws, regulations, standards and obligations are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another, other requirements or legal obligations, Airobotics’ practices or the features of its products. As such, Airobotics cannot assure ongoing compliance with all such laws or regulations, industry standards, contractual obligations and other legal obligations, and its efforts to do so may cause it to incur significant costs or require changes to its business practices, which could adversely affect its business and operating results. Any failure or perceived failure by Airobotics to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of personal information or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause its customers to lose trust in Airobotics, which could have an adverse effect on its reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations could result in additional cost and liability to Airobotics, damage our reputation, inhibit sales, and adversely affect its business and operating results.

Cyberattacks through security vulnerabilities could lead to disruption of business.

In recent years, cyber and information security risks have become more significant and common risk factors, especially in light of digital transformation processes taking place in various industries, and the reliance of various organizations on digital information management systems and work processes. Airobotics’ Field of Operations which includes the collection, analysis and transfer of information, combines the use of computer and network systems that are exposed to various cyber risks. Cyberattacks can cause damage and loss of information found in various systems, make it difficult to carry out ongoing activities at customer sites, and other activities of Airobotics, such as research and development and production, and adversely affect its reputation.

Further, if Airobotics fails to adequately maintain its infrastructure, it may experience outages and data loss. Excessive outages may affect its ability to timely and efficiently deliver products to customers or develop new products and solutions. Such disruptions and data loss may adversely impact Airobotics ability to fulfill orders, patent its intellectual property or protect its source code, and interrupt other processes. Delayed sales or lost customers resulting from these disruptions could adversely affect Airobotics’ financial results, stock price and reputation.

Unauthorized use or disclosure of, or access to, any personal information maintained by Airobotics or on its behalf, whether through breach of its systems, breach of the systems of its suppliers or vendors by an unauthorized party, or through employee or contractor error, theft or misuse, or otherwise, could harm its business. If any such unauthorized use or disclosure of, or access to, such personal information was to occur, Airobotics’ operations could be seriously disrupted, and it could be subject to demands, claims and litigation by private parties, and investigations, related actions, and penalties by regulatory authorities. In addition, it could incur significant costs in notifying affected persons and entities and otherwise complying with the multitude of foreign, federal, state and local laws and regulations relating to the unauthorized access to, or use or disclosure of, personal information. Finally, any perceived or actual unauthorized access to, or use or disclosure of, such information could harm Airobotics’ reputation, substantially impair its ability to attract and retain customers and have an adverse impact on its business, financial condition and results of operations.